Exhibit 23.2



               CONSENT OF INDEPENDENT AUDITORS



We  consent  to  the reference to our firm under the caption "Experts" in the Registration Statement  (Form  S-3  No. 333-11491) of Simon-DeBartolo

Group, L.P. and to the incorporation by reference  therein of our reports dated February 14, 1996, except for Note 16, first paragraph, as to which the  date  is  March 1, 1996, with respect to the consolidated  financial statements and schedules  of DeBartolo Realty Corporation included in its

Annual Report (Form 10-K) for  the  year ended December 31, 1995 which is incorporated by reference in the Prospectus/Joint  Proxy  Statement dated

June  28,  1996  forming  a  part  of  the Simon DeBartolo Group,  Inc.'s

Registration Statement on Form S-4 (No.  333-06933)  and the consolidated financial statements of DeBartolo Realty Partnership,  L.P.  included  in the  Current  Report  on  Form  8-K/A  on August 28, 1996, filed with the

Securities and Exchange Commission.

                                     /s/   Ernst & Young LLP

New York, New York
October 15, 1996